CONSENT OF EXPERT

Thomas Tulp, AusIMM
Hatch,
144 Stirling St. Perth WA 6000, Australia

To:              US Securities and Exchange Commission

Re:              Anooraq Resources Corporation Form on 20F for the Fiscal year ended December 31, 2004

I, Thomas Tulp, AusIMM., hereby certify that I have read the disclosure in connection with the Boikgantsho Joint Venture Property contained in the subject 20F and hereby consent to the reference to myself as a named expert in the written disclosure in the Form 20F of Anooraq Resources Corporation.

Dated this 30 day of June, 2005.

/s/ Thomas Tulp
Thomas Tulp, AusIMM
Hatch